UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTELSAT GLOBAL HOLDINGS S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	98-1009418
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4, rue Albert Borschette L-1246 Luxembourg	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A mandatory convertible junior non- voting preferred shares, nominal value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-181527

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Series A mandatory convertible junior non-voting preferred shares (the “Preferred Shares”), nominal value $0.01 per share, of Intelsat Global Holdings S.A. (to be renamed Intelsat S.A.) (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the headings “Description of Series A Preferred Shares” and “Description of Share Capital” contained in the Registrant’s Registration Statement on Form F-1 (File No. 333-181527) under the Securities Act of 1933, as amended, initially filed with the Securities and Exchange Commission on May 18, 2012 (as amended from time to time, the “Registration Statement”). Such information will also appear in the Registrant’s prospectus relating to the Preferred Shares that forms a part of the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Document Description

3.1	Form of Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Intelsat Global Holdings S.A.’s Registration Statement on Form F-1, File No. 333-181527)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 15, 2013

INTELSAT GLOBAL HOLDINGS S.A.

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Form of Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Intelsat Global Holdings S.A.’s Registration Statement on Form F-1, File No. 333-181527)